Registration Number: 333-36684


                                  UNITED STATES


                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                     FORM SB-2


                               SECOND AMENDMENT TO
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              BRITANNIA CAPITAL CORP.
                              -----------------------
                              (Name of small business
                              issuer in its charter)

        Delaware                         6770                    98-0219573
 -----------------------      ----------------------------   -------------------
 (State of incorporation      (Primary Standard Industrial    (I.R.S. Employer
    or jurisdiction            Classification Code Number)   Identification No.)
    of organization)

    2743 West 37th Avenue Vancouver, British Columbia V6N 2T5 (604) 738-4041
 -------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

    2743 West 37th Avenue Vancouver, British Columbia V6N 2T5 (604) 738-4041
 -------------------------------------------------------------------------------
                    (Address of principal place of business)

  Sheila G. Corvino Esq., 811 Dorset West Road, Dorset, VT 05251 (802) 867-0112
--------------------------------------------------------------------------------
         (Name, address, and telephone number of agent for service)

     Copies to:
     Sheila Corvino, Esq.
     811 Dorset West Road
     Dorset, Vermont 05251
     Phone: (802) 867-0112
     Fax:   (802) 867-2468

     Approximate date of proposed sale to the public: as soon as practicable after the effective date of the registration statement and date of the prospectus.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE


 Title of Each Class of     Amount        Proposed     Proposed    Amount of
 Securities Being           Being         Maximum      Maximum     Registration
 Registered                 Registered    Offering     Aggregate   Fee
                                          Price Per    Offering
                                          Unit (1)     Price(1)
--------------------------------------------------------------------------------
 Shares of Common Stock
 Contained in Units          1,000,000        $ 0.05   $   50,000    $    13.20

 "A" Warrants                1,000,000             0            0             0

 Shares of Common Stock
 Underlying "A" Warrants     1,000,000           .50      500,000    $   132.00

 "B" Warrants                1,000,000             0            0             0

 Shares of Common Stock
 Underlying "B" Warrants     1,000,000          1.00    1,000,000    $   264.00

 "C" Warrants                1,000,000             0            0             0

 Shares of Common Stock
 Underlying "C" Warrants     1,000,000          3.00    3,000,000    $   792.00

 "D" Warrants                1,000,000             0            0             0

 Shares of Common Stock
 Underlying "D" Warrants     1,000,000          4.00    4,000,000    $ 1,056.00


                                                                     -----------
 TOTAL                                                               $ 2,257.20


(1)  Estimated for purposes of computing the  registration  fee pursuant to Rule
     457.

                              Cross Reference Sheet


                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2


 Part I.    Information Required in Prospectus


Item
No.          Required Item                         Location or Caption
----         -------------                         --------------------


 1.         Front of Registration Statement
            and Outside Front Cover of
            Prospectus                            Front of Registration
                                                  Statement and Outside
                                                  Front Cover of Prospectus

 2.         Inside Front and Outside Back
            Cover Pages of Prospectus             Inside Front Cover Page
                                                  of Prospectus and Outside
                                                  Front Cover Page of
                                                  Prospectus

 3.         Summary Information and Risk
            Factors                               Prospectus Summary;
                                                  Risk Factors

 4.         Use of Proceeds                       Use of Proceeds


 5.         Determination of Offering
            Price                                 Market for our Common Stock

 6.         Dilution                              Dilution


 7.         Selling Security Holders              Not Applicable

 8.         Plan of Distribution                  Plan of Distribution

 9.         Legal Proceedings                     Litigation

10.         Directors, Executive Officers,
            Promoters and Control Persons         Management

11.         Security Ownership of Certain
            Beneficial Owners and Management      Principal Stockholders

12.         Description of Securities             Description of Securities

13.         Interest of Named Experts and
            Counsel                               Legal Matters; Financial
                                                  Statements
14.         Disclosure of Commission Position
            on Indemnification for Securities
            Act Liabilities                       Statement as to
                                                  Indemnification
15.         Organization Within Last
            Five Years                            Management; Certain
                                                  Transactions
16.         Description of Business               Proposed Business

17.         Management's Discussion
            and Analysis or Plan of
            Operation                             Proposed Business -
                                                  Plan of Operation

18.         Description of Property               Proposed Business

19.         Certain Relationships and Related
            Transactions                          Certain Transactions

20.         Market for Common Stock and           Prospectus Summary;
            Related Stockholder Matters           Market for Our
                                                  Common Stock;
                                                  Risk FactorS

21.         Executive Compensation                Remuneration

22.         Financial Statements                  Financial Statements

23.         Changes in and Disagreements
            with Accountants on Accounting
            and Financial Disclosure              Not Applicable

PROSPECTUS

Initial Public Offering


                          BRITANNIA CAPITAL CORPORATION
                            (A Delaware Corporation)

                    1,000,000 Units Offered at $0.05 per Unit

     Britannia Capital Corporation offers for sale, on a best efforts all-or-none basis, 1,000,000 units at a purchase price of $0.05 per unit. Each unit consists of one share of common stock, and one "A", one "B", one "C", and one "D" two-year redeemable common stock purchase warrant. We are selling the units on a "best-efforts, all or none basis" for a period of 90 days. We will not use an underwriter or securities dealer. If the entire amount of the offering is not sold within the offering period, investors' funds will be promptly returned without interest or deduction. Our officers, directors, current stockholders and any of their affiliates or associates may purchase up to 50% of the offering, including units, if needed, to close the offering. Prior to the offering, no public market has existed in our securities. We cannot guarantee that a trading market in the units or in the shares of common stock or warrants which constitute the units will ever develop.

     These  securities  have not been approved or  disapproved by the Securities
     ---------------------------------------------------------------------------
and  Exchange  Commission  nor has the  Commission  passed upon the  accuracy or
--------------------------------------------------------------------------------
adequacy of the  prospectus.  Any  representation  to the contrary is a criminal
--------------------------------------------------------------------------------
offense.
---------

     These securities are highly speculative,  involve a high degree of risk and
     ---------------------------------------------------------------------------
should  be  purchased  only by  persons  who can  afford  to lose  their  entire
--------------------------------------------------------------------------------
investment. See "Risk Factors" commencing page 4 for special risks concerning us
--------------------------------------------------------------------------------
and the offering.
-----------------

     All investors' checks or money orders should be made payable to "Capital Suisse Trust Account on behalf of Britannia Capital Corp."


                                     Underwriting
                    Price to         Discounts and            Proceeds to the
                    Public           Commissions              the Company
--------------------------------------------------------------------------------
 Per Unit         $       0.05          $      0               $        0.05

 TOTAL            $  50,000.00          $      0               $   50,000.00


 ------------------


                                The date of the Prospectus is          , 2000

                                TABLE OF CONTENTS

                                                                    Page
                                                                    ----
Prospectus Summary.............................................
   The Company.................................................
   The Offering................................................

Summary Financial Information..................................

Risk Factors...................................................

Offering Conducted in Compliance with
   Rule 419 to the Securities Act..............................

Dilution.......................................................

Use of Proceeds................................................

Capitalization.................................................

Proposed Business..............................................
     History and organization..................................
     Plan of operation.........................................
     Business combinations.....................................
     Offering conducted in compliance with Rule 419............
          to the Securities Act................................
     Regulation................................................
     Employees.................................................
     Facilities................................................
     Year 2000 issues..........................................

Management.....................................................

Statement as to Indemnification................................

Market for our Common Stock....................................

Certain Transactions...........................................

Principal Stockholders.........................................
     Beneficial ownership......................................
     Prior blank check company involvement.....................

Description of Securities......................................
     Common stock..............................................
     Preferred stock...........................................
     Redeemable common stock purchase warrants.................
     Reports to stockholders...................................
     Dividends.................................................
     Transfer agent............................................

Plan of Distribution...........................................
     Conduct of the offering...................................
     Method of subscribing.....................................
     Expiration date...........................................
     Expiration Date...........................................

Where You Can Find More Information............................

Legal Proceedings..............................................

Legal Matters..................................................

Financial Statements...........................................

                               PROSPECTUS SUMMARY

The Company
-----------

     We were organized on February 18, 2000 as a blank check company the sole purpose of which is to acquire a business pursuant to Rule 419 of Regulation C to the Securities Act of 1933. Although our management presently has no understandings with any potential target business, we believe that we are an attractive combination candidate as we have liquid assets, nominal liabilities, the potential of raising additional funds through warrant exercise and flexibility in structuring. We do not intend to invest or trade in securities as our primary business or pursue any business which would render us an "investment company" under the Investment Company Act of 1940.

     Pursuant to Rule 419, the proceeds of the offering as well as the securities purchased will be placed in an escrow account. If the entire amount of the offering is sold, none of the securities, and only 10% of the funds, may be removed from escrow until a business combination has been negotiated and our stockholders have reconfirmed the offering, including the terms and conditions of the business combination.

     We have limited our activities to selling shares of our common stock in connection with our organization and the preparation of the registration statement and the prospectus for our initial public offering. We intend to limit our activities following the offering to searching for and acquiring a business.

     We maintain our office at 2743 West 37th Avenue Vancouver, British Columbia V6N 2T5 Canada. Our phone number is (604) 738-4041.

The Offering
------------

     We have registered our units to be sold in this offering in New York State. We will not sell our units to any investor in a state unless the units are registered or qualified in such state or the sale of our units is exempt from registration or qualification. In addition, we may sell units to investors who reside in foreign countries. In that event, we will register or qualify the sale of our units in such country unless an exemption from registration or qualifcation is available. We intend to offer our securities to residents of the Province of British Columbia, Canada. In British Columbia, the sale to fewer than 50 residents is exempt from registration.

 Securities offered...............................................   1,000,000
                                                                         units
 Common Stock outstanding
 prior to the offering............................................   2,500,000
                                                                        shares
 Common Stock to be
 outstanding after the offering...................................   3,500,000
                                                                        shares
 Warrants outstanding
 prior to the offering............................................           0
                                                                      warrants
 Warrants to be
 outstanding after the offering...................................   4,000,000
                                                                      warrants

     We will realize net proceeds of $500,000 from the exercise of the "A" warrants, $1,000,000 from the "B" warrants, $3,000,000 from the "C" Warrants and $4,000,000 from the "D" warrants. These proceeds will be added to our working capital after we acquire a target company.

                          SUMMARY FINANCIAL INFORMATION


                                        From February 18, 2000
                                           to June 30, 2000
                                        -----------------------
 Statement of Income Data:
  Net Sales                                  $         0
  Net income (Loss)                          $         0
  Net Loss Per Share                         $         0.00
  Shares Outstanding at 06/30/00               2,500,000


                                                As of
                                             June 30, 2000
                                          -----------------
 Balance Sheet Data

  Working Capital                            $    7,107
  Total Assets                               $   24,484
  Long Term Debt                             $        0
  Liabilities                                $        0
  Common stock                               $    2,500
  Additional paid in capital                 $   22,500
  Deficit accumulated during
   development stage                         $     (516)
  Total Shareholders' Equity                 $   24,484

 ------------------------------------


                                  RISK FACTORS

     The securities we are offering are highly speculative in nature and involve an extremely high degree of risk. They should be purchased only by persons who can afford to lose their entire investment.

After the conclusion of an acquisition, the management of the target company
----------------------------------------------------------------------------
will probably assume management of our company.
-----------------------------------------------

     Upon the successful completion of a business combination, we anticipate that we will have to issue to the owners of the acquired company authorized but unissued common stock representing a majority of the issued and outstanding shares of our common stock. Therefore, we anticipate that the consummation of a business combination will result in a change of control and the resignation or removal of our present officers and directors. If our management changes, we can provide no assurance of the experience or qualification of the new management in the operation of the acquired business.

We anticipate making one acquisition and investors will take the risk of the
----------------------------------------------------------------------------
quality of the new management and economic fluctuations in the chosen
------------------------------------------------------------------------
industry.
---------

     In the event we are successful in acquiring a suitable business, we will, in all likelihood, be required to issue our common stock in an acquisition or merger transaction so that the owners of the acquired business would own a majority of our common stock. Thus, we do not believe that we will be able to negotiate more than one business combination. Our lack of diversification will subject us to the quality of the new management and to economic fluctuations within a particular industry in which the target company conducts business.

If we acquire a target company which is domiciled in a foreign country, we will
--------------------------------------------------------------------------------
be faced with additional risks.
-------------------------------

     Although we have not identified the target business we will acquire nor its geographical location, we may acquire a target business which is domicled in a foreign country. In that event, we will be faced with additional risks including, but not limited to, the following:

+ Accounting. The accounting standards of the foreign country may differ from United States accounting standards as expressed in GAAP and FASB rules and it may be difficult, if not impossible, to convert them.

+ Currency exchange. The income of the foreign company may be denominated in a currency which may fluctuate in comparison to the United States dollar thus making income predictions unreliable and causing periodic swings in revenues and profits.

+ Repatriation of profits. Many countries restrict the repatriation of profits to another country. Thus, it is possible that profits, if any, will have to be reinvested in the country of domicile.

+    Nationalization.   Foreign  countries,   from  time  to  time,  nationalize
     industries or companies within certain industries, for reasons including but not limited to national security and intellectual property rights.

+ Labor shortages and working rules. Certain countries are experiencing extreme shortages of highly skilled, particularly computer literate, employees. The foreign acquisition may not be able to hire local citizens to fill positions and may not be able to obtain permits for workers from other countries who have the requisite skills. Certain countries mandate maximum working hours and minimum annual vacations and have established restrictions on layoffs and firing. These and other policies affecting the workforce may make foreign operations difficult to manage and uneconomic.

+ Stability. Business operations in certain companies are adversely affected by unwieldy governmental bureacracies,corruption, labor unrest and similar problems which hamper the success of business operations.

Investors will not have access to their funds after the consummation of the
---------------------------------------------------------------------------
offering for a period of up to 18 months.
-----------------------------------------

     Commencing upon the sale of the units, investor' funds, reduced by 10% for expenses as permitted by Rule 419, will remain in escrow, in an interest - bearing account. Although investors may exercise their warrants during the escrow period, both the cash exercise price and the shares of common stock underlying the warrants must be kept in escrow until the acquisition is reconfirmed. In that event, investors will receive their securities and we will withdraw investor funds from escrow.

     Investors will have no right to their invested funds or purchased securities for up to 18 months from the date of the prospectus. No transfer of the escrowed securities can be permitted other than by will, the laws of intestacy, or pursuant to a qualified domestic relations order, or pursuant to the Employee Retirement Income Security Act.

Investors will not be entitled to return of their funds unless we fail to make
------------------------------------------------------------------------------
an acquisition or the acquisition is not confirmed by our investors.
-------------------------------------------------------------------

     We will return  investors' funds held in escrow under two circumstances.

+ If we are unable to locate a target business within 18 months from the date of the prospectus, we will promptly return investors' funds with interest.

+ If we make an acquisition, we must prepare and distribute a prospectus as part of a post effective registration statement, including financial statements of the target company, describing the acquisition. If, after receipt of the prospectus, any purchasers of our securities in the offering do not confirm their intention to invest, we will promptly return their funds to them.

In the event investors exercise warrants during the escrow period, the shares of
--------------------------------------------------------------------------------
our common stock so purchased must be kept in escrow.
-----------------------------------------------------

     Although investors may exercise their warrants during the escrow period, both the cash exercise price and the shares of common stock underlying the warrants must be kept in escrow until

+    we enter into an acquisition agreement;

+ the acquisition is reconfirmed by investors holding 80% of the outstanding shares; and

+ the investor who exercises warrants votes in favor of reconfirmation the acquisition.

Otherwise, the exercise price of the warrants, plus interest, will be promptly returned to the investor.

Our officers and directors are engaged in outside business activities.
---------------------------------------------------------------------

     Our directors and officers are engaged in outside business activities, and the amount of time they will devote to our business is anticipated to be only about 5 to 20 hours each per week.

Conflicts of interest may adversely affect investors.
-----------------------------------------------------

     A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to investors.

     To aid the resolution of such conflicts, we have adopted three procedures:

+ in the confirmation offer to our stockholders to vote upon a business combination with an affiliated entity, stockholders who also hold securities of the affiliated entity will be required to vote their shares of our stock in the same proportion as non-affiliated stockholders;

+ we will not acquire any company in which more than a majority of its capital is beneficially owned by any or a combination of our officers, directors, promoters, affiliates or associates; and

+ our officers and directors will disclose to us any target businesses which come to their attention in their capacity as an officer or director or otherwise.

     Such procedures have been orally agreed to with our management and, where appropriate, will be incorporated in any acquisition agreement with a target company in which any of our affiliates has an interest.

We may redeem our warrants for nominal consideration and warrantholders may be
------------------------------------------------------------------------------
unable to sell or exercise them.
--------------------------------

     We may redeem the warrants for $.001 each upon 30 days' prior notice, if the closing bid price of our common stock for any twenty consecutive trading days ending within ten days of the notice of redemption exceeds the exercise price of any class of warrant by $.50. If there is no current registration statement or if the warrants and underlying shares are not registered in the state of residence of the warrantholder, the warrants may not be exercised and would expire worthless or would have to be redeemed for nominal consideration.

The proceeds of the offering may be insufficient to provide financing to the
----------------------------------------------------------------------------
acquired company.
-----------------

     While we presently anticipate that we will be able to locate and consummate a suitable business combination, if we determine that a business combination requires additional funds, we may seek additional financing through loans, issuance of additional securities or through other financing arrangements. We have not negotiated any such financial arrangement, and we can give no assurances that such additional financing will be available or, if available, that such additional financing will be on acceptable terms. We can offer no assurance that any or all of the warrants will be exercised.

 OFFERING CONDUCTED IN COMPLIANCE WITH RULE 419 TO THE SECURITIES ACT

     We are a blank check development stage company. Our sole business purpose is to merge with or acquire a presently unidentified company or business. Consequently, the offering is being conducted in compliance with Rule 419. The securities purchased by investors and the funds received in the offering will be deposited to and held in an escrow account, except for 10% of the funds which we may withdraw, until an acquisition is completed. Before

+    the acquisition can be completed,

+    the remainder of investors' funds can be released to us and

+    certificates  representing the securities can be released to the investors,

we are required to update the registration statement with a post-effective amendment, and, within the five days after its effective date, we are required to furnish investors with a prospectus.

     The prospectus, which is part of the post-effective amendment, will contain the terms of a reconfirmation offer and information regarding the acquisition candidate and its business, including the terms and conditions of the acquisition agreement and audited financial statements of the acquisition candidate. Investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternatively, to require the return of their funds, including interest, from escrow. If we do not complete an acquisition meeting specified criteria within 18 months of the date of the prospectus, all of the funds in the escrow account, plus interest, must be returned promptly to investors. Thus, if the offering period is extended to its limit, we will have only 15 months in which to consummate a merger or acquisition.

     Deposit of  Securities
     ----------------------

     The certificates representing the investors' securities will be released from escrow to investors only after we have met the following three conditions.

+    We must execute an agreement for the acquisition of a target company.

+    We must successfully complete a reconfirmation offering to our investors.

+    We must consummate the acquisition.

     Accordingly, we have entered into an escrow agreement with Capital Suisse Securities, Inc. which provides that:

+ All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued and deposited and are to be held for the sole benefit of the investors who retain the voting rights with respect to the securities held in their names. The securities held in the escrow account may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order

+ Warrants which are part of the units held in the escrow account may be exercised, provided, however, the shares of our common stock received upon exercise together with any cash or other consideration paid to exercise them are promptly deposited into the escrow account.

     Prescribed acquisition criteria.
     --------------------------------

     Rule 419 requires that before the deposited securities can be released we must first execute an agreement to acquire a business. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds, including funds received or to be received from the exercise of warrants.

     Post-effective amendment
     ------------------------

     Once the  acquisition agreement has been executed,  Rule 419 requires us to
update  the  registration  statement  with  a  post-effective   amendment.   The
post-effective   amendment  must  contain   information   about:

+ the proposed acquisition candidate and its business, including audited financial statements; the results of the offering; and

+ the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offering.

     Reconfirmation
     --------------

     The reconfirmation must commence within five business days after the effective date of the post-effective amendment and must include the following conditions:

+ the prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

+ each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify us in writing that he or she elects to remain an investor;

+ if we do not receive written notification from any investor within 45 business days following the effective date, the investors' escrowed securities will be returned to us and the investor's escrowed funds to the investor;

+    unless investors representing 80% of the maximum offering proceeds elect to
     remain  investors,   the  acquisition  of  the  target  business  would  be
     prevented, deposited securities held in escrow will be returned to us and the funds to the investors; and

+ if a consummated acquisition has not occurred within 18 months from the date of this prospectus, the deposited securities held in the escrow account will be returned to us and the funds to the investors.

      Release of deposited securities
     -------------------------------

     The deposited securities may be released to investors after:

+ the escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that we have executed an agreement for the acquisition of a business for which the value of the business represents at least 80% of the maximum offering proceeds and we have filed the required post-effective amendment; and

+ the post-effective amendment has been declared effective; the recon-firmation offer has been completed; and we have satisfied all of the prescribed conditions of the reconfirmation offer.

+ the acquisition of the business with the fair value of at least 80% of the maximum proceeds has been consummated.

                                    DILUTION


     Our net tangible book value as of June 30, 2000 was $7,107. Our net tangible book value per share was $0.003. Net tangible book value represents our net tangible assets which are our total Tangible assets less our total liabilities. The public offering price per unit (each unit containing one share of common stock) is $0.050 represents both gross and net proceeds per share as all expenses of the offering are being paid from funds in our treasury. The pro forma net tangible book value after the offering will be $50,000. The pro forma net tangible book value per share after the offering will be $0.014 per share. The shares (contained in the units) purchased by investors in the offering will be diluted $0.036 or 72%. As of June 30, 2000, there were 2,500,000 shares of our common stock outstanding. Dilution represents the difference between the public offering price and the net pro forma tangible book value per share immediately following the completion of the public offering.

     The following table illustrates the dilution which will be experienced by investors in the offering:

 Public offering price per unit (containing one share) ...........      $ 0.050
 Net tangible book value per share before offering................      $ 0.003
 Pro-forma net tangible book value per share after offering.......      $ 0.014
 Pro-forma increase per share attributable to offered shares......      $ 0.011
 Pro-forma dilution to public investors...........................      $ 0.036

     The following table sets forth, as of the date of the prospectus, the percentage of equity to be purchased by the public investors compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the units (each unit containing one share) by the public investors as compared to the total consideration paid by our present stockholders.


                              Approximate                        Approximate
                              Percentage                         Percentage
Public          Shares        Total Shares         Total            Total
Stockholder     Purchased     Outstanding      Consideration    Consideration
-------------------------------------------------------------------------------


New Investors   1,000,000          28.6%         $  50,000          66.7%


Existing
Shareholders    2,500,000*         71.4%         $  25,000          33.3%

-------------

* We sold 2,500,000 shares of common stock prior to the offering at $.01 per share. These shares are not being registered.

                                 USE OF PROCEEDS

     Both gross and net proceeds of the offering will be $50,000 as all costs associated with the offering have been or will be paid from funds presently in our treasury. Pursuant to Rule 15c2-4 under the Securities Exchange Act of 1934, all of offering proceeds must be placed in escrow until all of the units are sold. Pursuant to Rule 419, after all of the units are sold, we may and intend to have $5,000, representing 10% of the escrowed funds, released to us. All funds held in escrow at the time a business combination is consummated will be released to the combined entity which will have full discretion as to the use of the funds. In the event we need in excess of $5,000 to find and suitable business entity, our management has agreed to advance any additional funds required. Neither we nor the combined entity will repay our management for any such advances.

     The funds in escrow will be released for use by the acquired company upon the consummation of a business combination and the reconfirmation less any amounts returned to investors who did not reconfirm their investment.

                                                            Percentage
                                                          of net proceeds
                                        Amount            of the offering
                                   -----------------------------------------
 Escrowed funds pending
   business combination                $50,000                 100%

     Upon the consummation of a business combination, we anticipate that our management will change. Our present management anticipates that the escrowed funds will be used by the post-merger management at its sole discretion. Under no circumstances, will funds, when released from escrow after consummation of an acquisition, be received by our present management. This policy is based upon an oral agreement with our management. Our management is unaware of any circumstances under which such policy through its own initiative may be changed. We do not intend to hire consultants to locate and consummate the acquisition of a target company.

     Our present management will not make any loans from the $5,000 (10% of the escrowed funds), nor will our present management borrow funds using either our working capital or escrowed funds as security. This policy is based upon an oral agreement with our management. Our management is unaware of any circumstances under which such policy through its own initiative, may be changed.

     Offering proceeds will be placed in escrow at Capital Suisse Securities, Inc., San Rafael, California, a broker-dealer registered with the NASD, pending consummation of a business combination and reconfirmation by investors, in either a certificate of deposit, interest bearing savings account or in short term government securities.

                                 CAPITALIZATION


     The following table sets forth our capitalization as of June 30, 2000, and pro forma as adjusted to give effect to the net proceeds from the sale of 1,000,000 units in the offering.

                                          June 30, 2000
                                          ------------

 Long-term debt                          $       0

 Stockholders' equity:
 Common stock, $.001 par value;
 authorized 50,000,000 shares,
 issued and outstanding
 2,500,000 shares;                       $   2,500
 Preferred stock, $.001 par value;
 authorized 5,000,000 shares,
 issued and outstanding -0-.

 Additional paid-in capital              $  22,500

 Deficit accumulated during
  the development period                 $    (516)
                                         ----------
 Total stockholders' equity              $  24,484
                                         ----------
Total capitalization                     $  24,484
                                         ==========

                                PROPOSED BUSINESS

 History and Organization
 ------------------------

     We were organized under the laws of the State of Delaware on February 18, 2000. Since our inception, we have been engaged in organizational efforts and obtaining initial financing.

 Plan of Operation
 -----------------

     We were organized as a vehicle to seek, investigate and acquire a target company or business which desires to employ our funds and the potential funds from the exercise of our warrants in its business or to seek the perceived advantages of a publicly-held corporation. Our principal business objective will be to seek long-term growth potential through the acquisition of a business rather than immediate, short-term earnings. We will not restrict our search to any specific business, industry or geographical location and, thus, may acquire any type of business.

     We do not currently engage in any business activities which provide cash flow. The costs of identifying, investigating and analyzing business combinations will be paid with money in our treasury. Investors will not have the opportunity to participate in any of these decisions. We are sometimes referred to as a "blank check" company because investors will entrust their investment monies to our management without having a chance to analyze the ultimate use to which their money may be put. Although substantially all of the proceeds of the offering are intended to be used to effect a business combination, the proceeds are not otherwise designated for any specific purposes. Investors will have an opportunity to evaluate the specific merits or risks of only the business combination our management decides to enter into.
Cost overruns will be funded through our founding stockholders' voluntary contribution of capital.

     We may seek a business which has recently commenced operations, is a developing company in need of additional funds for expansion, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the combination with a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares while avoiding the time delays, significant expense, loss of voting control and compliance with various Federal and State securities laws which would occur in a public offering.

     Our officers and directors intend on a frequent basis to consult with business associates and leads from business journals to locate a suitable target business. They intend to review business plans, study financial statements and visit the operations center of businesses which they feel may be suitable acquisitions. None of our officers or directors have had any preliminary contact or discussions with any representative of any other entity regarding a business combination.

     Accordingly, any target business that is selected may be a financially week company or an entity in its early stage of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in its business and operations. In addition, we may affect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly identify all significant risks.

     We may acquire a business domiciled in a foreign country. In that event, we will ensure that the acquisition is made in conformance with the business, securities and tax statutes and regulations of that country.

     Our management anticipates that it may be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us because it will not permit us to offset potential losses from one venture against gains from another.

     We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other benefits. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

 Evaluation of business combinations
 -----------------------------------

     We do not intend to advertise or promote ourselves to potential target businesses. Instead, our management intends actively to search for potential target businesses among its colleagues and associates, through capital wanted advertising in business publications and on the Internet and other similar sources. In the unlikely event our management decides to advertise in a business publication to attract a target business, our management will assume the cost of such advertising.

     Our officers and directors will analyze or supervise the analysis of business combinations. None of our officers and directors is a professional business analyst. Our management has not divided duties among its members. In analyzing prospective business combinations, our management will consider such matters as the following:

+    available technical, financial, and managerial resources,

+    working capital and other financial requirements,

+    history of operations, if any,

+    nature of present and expected competition,

+ the quality and experience of management services which may be available and the depth of that management,

+    the potential for further research or development,

+ specific risk factors not now foreseeable but which then may be anticipated to impact on our proposed activities,

+    the potential for growth or expansion,

+    the potential for profit,

+    the recognition or acceptance of products or services and

+    name identification and other relevant factors.

     As a part of the investigation, our officers and directors will meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise.

     Since we will be subject to Section 13 or 15 (d) of the Securities Exchange Act, we will be required to furnish information about the acquisition, including audited financial statements for the target company, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Securities Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d) of that act, we intend voluntarily to file such reports.

     We anticipate that any business combination will present certain risks. We may not be able adequately to identify many of these risks prior to selection. Our investors must, therefore, depend on the ability of our management to identify and evaluate these risks. We anticipate that the principals of some of the combinations which will be available to us were unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity. The risk exists that even after the consummation of such a business combination and the related expenditure of our funds, and proceeds, if any, from warrant exercise, the combined enterprise will still be unable to become a going concern or advance beyond the development stage. Many of the potential business combinations may involve new and untested products, processes, or market strategies. We may assume such risks although they may adversely impact on our stockholders because we consider the potential rewards to outweigh them.

Business Combinations
---------------------

     In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may alternatively purchase stock or assets of an existing business.

     Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our existing stockholders, including purchasers in the offering. The target business we consider will, in all probability, have significantly more assets than we do. Therefore, in all likelihood, our management will offer a controlling interest in our company to the owners of the target business. While the actual terms of a transaction to which we may be a party cannot be predicted, we expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Internal Revenue Code, the owners of the acquired business may need to own 80% or more of the voting stock of the surviving entity. As a result, our stockholders, including investors in the offering, would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in percentage of the entity after the combination and may also result in a reduction in the net tangible book value per share of our investors. In addition, a majority or all of our directors and officers will probably, as part of the terms of the acquisition transaction, resign.

     Our management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed business combination, unless such a purchase is demanded by the principals of the target company as a condition to a merger or acquisition. Our officers and directors have agreed to this restriction which is based on an oral understanding between members of our management. Members of our management are unaware of any circumstances under which such policy, through their own initiative, may be changed.

     The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on our future trading market.

     The structure of the business combination will depend on, among other factors:

+    the nature of the target business,

+ our needs and desires and the needs and desires of those persons controlling the target business,

+    the management of the target business and

+ our relative negotiating strength compared to the strength of the persons controlling the target business.

     If at any time prior to the completion of the offering, we enter negotiations with a possible acquisition candidate and such a transaction becomes probable, we will suspend the offering and file an amendment to the registration statement which will include financial statements, including balance sheets, statements of cash flow and stockholders' equity, of the proposed target.

     We will not purchase the assets of any company of which a majority of the outstanding capital stock is beneficially owned by one or more or our officers, directors, promoters or affiliates or associates. Furthermore, we intend to adopt a procedure whereby a special meeting of our stockholders will be called to vote upon a business combination with an affiliated entity, and stockholders who also hold securities of such affiliated entity will be required to vote their shares of stock in the same proportion as our publicly held shares are voted. Our officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business venture which desires to be acquired by us. We will evaluate all possible business combinations brought to us. If the business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment to the registration statement, thereby allowing the public investors the opportunity to evaluate the business combination before voting to reconfirm their investment.

     We have adopted a policy that we will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination. Our policy regarding finder's fees is based on an oral agreement among management. Our management is unaware of any circumstances under which such policy through their own initiative may be changed.

     We will remain an insignificant player among the firms which engage in business combinations. Many established venture capital and financial concerns have significantly greater financial and personnel resources and technical expertise than we will. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to most of our competitors. Also, we will be competing with a number of other small, blank check public and shell companies.

Regulation
----------

     The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act in the event we obtain or continue to hold a minority interest in a number of enterprises. We could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood we could be classified as an investment company.

Employees
---------

     We presently have no employees. Our President/Treasurer and our Secretary are engaged in outside business activities and they anticipate that they each will devote to our business only between 5 and 20 hours per week until the acquisition of a successful business opportunity has been consummated.

Facilities
----------

     We are presently using the office of our President, Shane Lowry, at no cost, as our office, an arrangement which we expect to continue until the completion of the offering. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of the offering.

Year 2000 Issues
----------------

     We currently have no operations and do not own or lease any equipment. As a consequence, we do not anticipate incurring any expense or difficulties with regard to Year 2000 issues. Management-owned computer and telecommunications equipment has functioned into the year 2000 without interruption and our management does not anticipate to suffer year 2000 problems in the future.

                                   MANAGEMENT

     Our officers and directors and further information concerning them are as follows:

    Name                              Age                   Position
 -----------------                    ---                  --------------------
 Shane Lowry(1)                       30                   President, Treasurer
 2743 West 37th Avenue                                     and a Director
 Vancouver, BC
 V6N 2T5

 Leah Balderson                       29                   Secretary and a
 103-1575 West 10th Avenue                                 Director
 Vancouver BC
 V6J 5L1

 --------------------
(1)  May be deemed our  "Promoter" as that term is defined under the  Securities
     Act.

     Shane Lowry is President of Archer Communications Ltd., a marketing company specializing in technology companies. Mr. Lowry has acted as a corporate consultant for public companies since 1993 in the resource and technology sectors in Canada and in the United States. These companies include: Canadian Imperial Ginseng, Cypanko Ventures, U.S. Diamond Corporation, Eagle Crest Explorations, Pacific Medical Group, and Simulator Systems. Mr. Lowry has also served as a director for two public companies in the last two years, Condor Goldfields and Drew Resources.

     Leah Balderson has served, since 1996, as Vice-President of Next Millennium Management Ltd., business consultants, Vancouver, British Columbia. From 1995-1996, she was an associate at North Shore Credit Union. She received her B.
A. in 1993 from the University of Victoria, British Columbia and has taken certificate courses in Marketing and Accounting at the British Columbia Institute of Technology, Vancouver, British Columbia.

Conflicts of interest
---------------------

     No member of our management has been or is currently affiliated or associated with any blank check company. Our management does not currently intend to promote other blank check entities. However, to remove any conflict of interest, if any member of our management or any of our management becomes involved with the promotion of another blank check company in the future, each officer and director has orally agreed that we will first find and acquire a target company the other blank check company commences searching for an acquisition.

     A member of our management may be a stockholder in an acquired business. Pursuant to an oral agreement with the members of our management, our management will introduce any potential acquisition to us and in the event of the acquisition of a business in which any of our stockholders is an owner, the shares of the affiliated stockholder will be voted in the same proportion as shares of non-affiliated investors.

 Remuneration
 ------------

     None of our officers or directors has received or will receive any cash remuneration. No remuneration of any nature has been or will be paid for services rendered by a director in such capacity. Our management does not intend to receive any compensation from the owners of the acquired company. We cannot predict the remuneration to be awarded management or your company after consummation of the acquisition.

 Management involvement
 ----------------------

     We have conducted no business as of yet, aside from raising initial funding associated with our offering. After the closing of the offering, our management intends to contact business associates and acquaintances to search for target businesses and then will consider and negotiate with target businesses until an acquisition agreement is entered into.

Management control
 ------------------

     Our management may not divest themselves of ownership of our shares of common stock prior to the consummation of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy, through their own initiative, may be changed.

                         STATEMENT AS TO INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Under Article XI of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. We have provided complete disclosure of relevant sections of our certificate of incorporation and by-laws in Part II of the registration statement. This information can also be examined in "Further Information."

     We have been informed that in the opinion of the Commission indemnification for liabilities arising under the Securities Act, which may be permitted to our directors, officers or control persons pursuant to our certificate of incorporation and by-laws is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.

                           MARKET FOR OUR COMMON STOCK

     Prior to the date of the prospectus, no trading market for our common stock has existed. Pursuant to the requirements of Rule 15g-8 of the Securities
Exchange Act, a trading market will not develop prior to or after the effectiveness of the registration statement while certificates representing the shares of common stock and warrants which constitute the units remain in escrow. Stock and warrant certificates must remain in escrow until the consummation of a business combination and its confirmation by our investors pursuant to Rule 419.

     We can offer no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the stock and warrant certificates from escrow. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker-dealer to act as a market maker for our common stock. Further, we have not entered into any discussions, or understandings, preliminary or otherwise, through our management or through anyone acting on our behalf with any market maker concerning the participation of a market maker in the future trading market, if any, for our common stock.

     Present management does not anticipate that it will undertake or will employ consultants or advisers to undertake any negotiations or discussions prior to the execution of an acquisition agreement. Our management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire who may employ consultants or advisors to obtain market makers.

     We have not issued any options or warrants to purchase, or securities convertible into, our common equity. The 2,500,000 shares of our common stock currently outstanding are "restricted securities" as that term is defined in the Securities Act. In a recent letter from the Commission's Division of Small Business to the NASD, the Commission stated its position that Rule 144 is inapplicable to founders of blank check companies who transfer securities either before or after the reconfirmation of an acquisition. Thus, we must register the shares of the founding stockholders, in order for them to sell their shares of our common stock on the public market.

                             PRINCIPAL STOCKHOLDERS

     The table on the following page sets forth certain information regarding the beneficial ownership of our common stock as of the date of the prospectus, and as adjusted to reflect the sale of the units in the offering, by (i) each person who is known by us to own beneficially more than 5% of our outstanding
Common Stock; (ii) each of our officers and directors; and (iii) all of our directors and officers as a group.

   Name/Address                  Shares of         Percent of        Percent of
   Beneficial                    Common Stock      Class Owned       Class Owned
   Owner                         Beneficially      Before            After
   Offering                      Owned             Offering          Offering
--------------------------------------------------------------------------------
Garage Holdings Ltd. (1)(5)(6)   745,000            29.8%              21.3%
Cable Beach Court
Suite #1 West Bay Street
PO Box CB-11728
Nassau, Bahamas

Edge Holdings Ltd.(2) (5)(6)     715,000            28.6%              20.4%
Cable Beach Court
Suite #1 West Bay Street
PO Box CB-11728
Nassau, Bahamas

Shane Lowry (6)                  500,000            20.0%              14.3%
2743 West 37th Avenue
Vancouver, BC
V6N 2T5
Canada

Leah Balderson (6)               500,000            20.0%              14.3%
103-1575 West 10th Avenue
Vancouver, BC
V6J 5L1
Canada

Coll-Poyntz Inc. (3)              30,000             1.2%               0.9%
119 Collier Street
Barrie, Ontario
L4M 1H5
Canada

Livint Communications Ltd. (4)(5) 10,000             0.4%               0.3%
Cable Beach Court
Suite #1 West Bay Street
PO Box CB-11728
Nassau, Bahamas

Total Officers and Directors   1,000,000            40.0%              28.6%
 (2 Persons)
--------------------------
1.   The beneficial owner of Garage Holdings Ltd is Janita D, Lewis-Johnson.

2.   The benefical owner of Edge Holdings Ltd. is Tara Ferguson.

3.   The beneficial owner of Coll-Poyntz Place Inc. is George W. Taylor.

4.   The beneficial owner of Livint Communications Ltd. is Iain Brown.

5. These companies are holding companies for investments without other operations. The address of Garage Holdings Ltd., Edge Holdings Ltd. and Livint Communications Ltd. is the address of the resident agent; and the beneficial owner of each disclaims any affiliation with the owner of any of the others.

6.   May be deemed a  "Promoter"  as that term is defined  under the  Securities
     Act.

     The current stockholders have not received or will receive any extra or special benefits that were not shared equally by all holders of shares of our common stock.

Prior blank check companies involvement
---------------------------------------

     None of our officers or directors, nor our founder, promoter or principal stockholder have been involved as a principal of a blank check company.

                            DESCRIPTION OF SECURITIES
Common stock
------------

     We are authorized to issue 50,000,000 shares of common stock, $.001 par value per share, of which 2,500,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the holder at meetings of our stockholders.

    Holders of our common stock

+ have equal ratable rights to dividends from funds legally available therefor, if declared by our board of directors;

+ are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

+ do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and

+ are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

     All shares of our common stock which are part of the units, or which underlie the warrants, will be fully paid for and non-assessable when issued, with no personal liability attaching to ownership. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of the offering, the present officers and directors and present stockholders will beneficially own at least 71.4% of the outstanding shares of our common stock and a greater percentage of shares if they purchase units in the offering. Accordingly, after completion of the offering, our present stockholders will be in a position to control all of our affairs.

Preferred stock
---------------

     We may issue up to 5,000,000 shares of our preferred stock from time to time in one or more series. As of the date of the prospectus, no shares of preferred stock have been issued. Our board of directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in control or management.

Redeemable common stock purchase warrants
-----------------------------------------

     The warrants which are part of the units shall be exercisable for a period of two years commencing from the date of the prospectus. Each warrant entitles the holder to purchase one share of our common stock. The "A" Warrants are exercisable at $.50; the "B" Warrants at $1.00; the "C" Warrants at $3.00 and the "D" warrants at $4.00. The common stock underlying the warrants will, upon exercise of the warrants, be validly issued, fully paid and non-assessable. The warrants will be subject to redemption, at any time, for $0.001 per warrant, upon 30 days' prior written notice, if the closing bid price of our common stock, as reported by the market on which the common stock trades, exceeds the exercise price of the warrant by $.50 per share for any 20 consecutive trading days ending within ten days prior to the date of the notice of redemption.

     The warrants can only be exercised when there is a current effective registration statement covering the underlying shares of common stock. If we do not obtain or are unable to maintain a current effective registration statement, warrantholders will be unable to exercise them and they may become valueless. Moreover, if the shares of common stock underlying the warrants are not registered or qualified for sale in the state in which a warrantholder resides, such holder might not be permitted to exercise any warrants.

     We will deliver warrant certificates representing five warrants for each unit purchased immediately upon their release from escrow. Warrantholders may exchange their warrant certificates for new certificates of different denominations, and may exercise or transfer their warrants. Warrantholders may sell their warrants if a market exists rather than exercise them. However, we can offer no assurance that a market will develop or continue in the warrants. If we are unable to qualify the shares underlying the warrants for sale in certain states, holders of the warrants in those states will have no choice but either to sell their warrants or allow them to expire.

     Warrantholders may exercise their warrants by surrendering the warrant certificate, with the form of election properly completed and executed, together with payment of the exercise price, to us or the warrant agent. Warrants may be exercised in whole or from time to time in part. If less than all of the warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the number of unexercised warrants.

     Warrantholders are protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events, including, but not limited to, issuance of stock dividends. If we merge, reorganize or are acquired in such a way as to terminate the warrants, they may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up, holders of the warrants are not entitled to participate in our assets.

     For the life of the warrants, holders are given the opportunity to profit from a rise in the market price of our common stock. The exercise of the warrants will result in the dilution of the then book value of our common stock and would result in a dilution of the percentage ownership of then existing stockholders. The terms upon which we may obtain additional capital may be adversely affected through the period in which the warrants remain exercisable. Warrantholders may be expected to exercise them at a time when we would, in all likelihood, be able to obtain equity capital on terms more favorable than the exercise price of the warrants.

     In the event that we call the warrants for redemption, warrantholders may not be able to exercise their warrants if we have not updated the prospectus in accordance with the requirements of the Securities Act or the warrants have not been qualified for sale under the laws of the state where the warrantholder resides. In addition, a call for redemption could force the warrantholder to accept the redemption price, which, in the event of an increase in the price of the stock, would be substantially less than the difference between the exercise price and the market value.

Future financing
----------------

     In the event the proceeds of the offering are not sufficient to enable us successfully to fund a business combination, we may seek additional financing. At this time, we believe that the proceeds of the offering and the possibility for additional funding through warrant exercise will be sufficient and therefore do not expect to issue any additional securities before we consummate a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and at present have no plans to do so. We will not use the escrowed funds as collateral or security for any loan. Further, the escrowed funds will not be used to pay back any loan incurred by us. If we require additional financing, there is no guarantee that financing will be available to us or, if available, that such financing will be on acceptable terms acceptable.

Reports to stockholders
-----------------------

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31st.

Dividends
---------

     We have only been recently organized, have no earnings and have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the search for an appropriate business combination, we do not anticipate having earnings or paying dividends at least until a business combination is reconfirmed by our stockholders. However, we can give no assurance that after we consummate a business combination, we will have earnings or issue dividends.

Transfer agent
--------------

     We have appointed Olde Monmouth Stock Transfer Co., Inc., 77 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716 as transfer agent for our shares of common stock and warrants.

                            PLAN OF DISTRIBUTION

Conduct of the offering
-----------------------

     We hereby offer the right to subscribe for 1,000,000 units at $.05 per unit on an "best efforts, all or none basis." We will not compensate any person in connection with the offer and sale of the units.

     Our President,  Shane Lowry, shall distribute  prospectuses  related to the
offering.   We  estimate  that  he  will  distribute   approximately  40  to  50
prospectuses, limited to acquaintances, friends and business associates.

     Shane Lowry shall conduct the offering of the units. Although Mr. Lowry is an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act, he will not be deemed to be a broker because:

+ he will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities Exchange Act at the time of the sale of our securities;

+ he will not be compensated in connection with the sale of our units;

+ he will be not an associated person of a broker or dealer at the time of his participation in the sale of our securities; and

+    he shall restrict his participation to the following activities:

          preparing written communications or delivering them through the mails or other means that does not involve his oral solicitation of a potential purchaser;

          responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided however, that the content of each response is limited to information contained in the registration statement; or

          performing ministerial and clerical work involved in effecting any transaction.

     As of the date of the prospectus, we have not retained a broker in connection with the sale of the units. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the Commission. However, we have no present intention of using a broker.

     We will not approach nor permit anyone acting on our behalf to approach a market maker or take any steps to request or encourage a market in our securities prior to an acquisition of a business opportunity and confirmation by our stockholders of the acquisition. We have not conducted any preliminary discussions or entered into any understandings with any market maker regarding a future trading market in our securities, nor do we have any plans to engage in any discussions. We do not intend to use consultants to obtain market makers. No member of our management, no promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer which makes a market in the units, shares or warrants. Our investors shall make their own decisions regarding whether to hold or sell their securities. We shall not exercise any influence over investors' decisions.

Method of subscribing
---------------------

     Persons may subscribe for units by filling in and signing the subscription agreement and delivering it to us prior to the expiration date. Subscribers must pay $0.05 per unit in cash or by check, bank draft or postal express money order payable in United States dollars to "Capital Suisse Trust Account on behalf of Britannia Capital Corp." The offering is being made on a "best efforts, all or none basis." Thus, unless all 1,000,000 units are sold, none will be sold.

     We have registered the units to be sold in the offering in New York State. We will not sell units to any investor in a state other than New York unless the units are registered or qualified in such state or the sale of our units is exempt from registration or qualification. In addition, we may sell units to investors who reside in foreign countries. Purchasers in any subsequent trading market must be residents of states in which our securities are registered or qualified.

     Our officers, directors, current stockholders and any of their affiliates or associates may purchase up to 50% of the units. Such purchases may be made in order to close this "all or none" offering. Units purchased by our officers, directors and principal stockholders will be acquired for investment purposes and not with a view toward distribution.

Expiration date
---------------

     The offering will end the earlier of the receipt of subscriptions for 1,000,000 units or 90 days from the date of the prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the Commission a registration statement on Form SB-2 to register the shares of our common stock and warrants constituting the units and the shares of common stock underlying the warrants. The prospectus is part of the registration statement, and, as permitted by the Commission's rules, does not contain all of the information in the registration statement. For further information about us and the securities offered under the prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. You may call the Commission at 1-800-SEC-0330 for further information. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

     You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and the offering.

                                LEGAL PROCEEDINGS

     We not a party to nor are we aware of any existing, pending or threatened lawsuits or other legal actions.

                                  LEGAL MATTERS

     Sheila G. Corvino Esq., 811 Dorset West Road, Dorset, Vermont 05251 is passing upon the validity of the shares of common stock and the warrants constituting the units offered by the prospectus and the shares of common stock underlying the warrants.

                              FINANCIAL STATEMENTS

     The following are our financial statements, with independent auditor's report, for the period from inception, February 18, 2000, to June 30, 2000.

                                 THOMAS MONAHAN
                           CERTIFIED PUBLIC ACCOUNTANT
                              208 LEXINGTON AVANUE
                           PATERSON, NEW JERSEY 07502
                                 (973) 790-8775
                               FAX (973) 790-8845

                          REPORT OF INDEPENDENT AUDITOR

To The Board of Directors and Shareholders of Britannia Capital Corporation (a development stage company)

     I have audited the accompanying balance sheet of Britannia Capital Corporation (a development stage company) as of June 30, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception, February 18, 2000, through June 30, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Britannia Capital Corporation(a development stage company) as of June 30, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception, February 18, 2000, through June 30, 2000 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that Britannia Capital Corporation (a development stage company) will continue as a going concern. As more fully described in Note 2, the Company is a blank check company that is dependent upon the success of management to successfully complete a self underwriting and locate a potential business to acquire and may require additional capital to enter into any business combination. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 2. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of Britannia Capital Corporation (a development stage company) to continue as a going concern.



                                 /s/Thomas Monahan
                                 ----------------------------
                                 THOMAS MONAHAN
                                 Certified Public Accountant


Paterson, New Jersey
July 10, 2000

                          BRITANNIA CAPITAL CORPORATION
                          (A development stage company)
                                  BALANCE SHEET
                                 June 30, 2000


ASSETS

Current assets
  Cash                                                  $   7,107
                                                           ------
  Total current assets                                      7,107

Other assets
  Deferred offering expenses                               17,377
                                                       ----------
Total other assets                                         17,377
                                                       ----------
     Total                                             $   24,484
                                                       ==========



LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities                                              $-0-

STOCKHOLDERS' EQUITY

  Preferred stock, $.001 par value;
   5,000,000 shares authorized;
   -0- shares issued and outstanding

  Common stock, $.001 par value;
  50,000,000 shares authorized; At June 30,
  2000 there are 2,500,000 shares
  outstanding                                          $   2,500

  Additional paid-in capital                              22,500

  Deficit accumulated during the
  development stage                                         (516)
                                                       ---------
     Total stockholders equity                         $  24,484
                                                       ---------
     TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY                           $  24,484
                                                       =========








                      See notes to financial statements.

                         BRITANNIA CAPITAL CORPORATION
                        (A development stage company)
                           STATEMENT OF OPERATIONS
        FOR THE PERIOD FROM INCEPTION, February 18, 2000, TO JUNE 30, 2000





Income                                                  $-0-

Costs of goods sold                                      -0-
                                                       ------

Gross profit                                             -0-

Operations:
 General and administrative                              516
 Depreciation and Amortization                           -0-
                                                       ------


Total costs                                              516


Net profit (loss)                                     $ (516)
                                                      =======



PER SHARE AMOUNTS:
  Net profit (loss) per common
   share outstanding - basic                          $ 0.00
                                                      =======


SHARES OF COMMON STOCK OUTSTANDING                  2,500,000
                                                    =========











                      See notes to financial statements.

                          BRITANNIA CAPITAL CORPORATION
                          (A development stage company)
                             STATEMENT OF CASH FLOWS
     FOR THE PERIOD FROM February 18, 2000 (INCEPTION) THROUGH JUNE 30, 2000



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                               $   (516)
  Item not affecting cash flow from operations:
    Amortization                                               -0-

                                                            -------
     NET CASH USED IN OPERATING ACTIVITIES                   (516)


CASH FLOWS FROM INVESTING ACTIVITY:
    Deferred offering expenses                             (17,377)
                                                          ---------
CASH USED IN INVESTING ACTIVITIES                          (17,377)

CASH FLOWS FROM FINANCING ACTIVITY:
  Sales of common stock                                     25,000
                                                          ---------
TOTAL CASH FLOWS FROM FINANCING ACTIVITIES                  25,000

Increase (decrease) in cash                                  8,484
Cash balance beginning of period                               -0-
                                                          ---------
CASH, end of period                                       $  8,484
                                                          =========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                  $     -
  Cash paid for income taxes                              $     -




                      See notes to financial statements.

                       BRITANNIA CAPITAL CORPORATION
                        (A development stage company)
                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                              Deficit
                                                                            accumulated
                                                          Additional           during
                    Preferred   Preferred    Common    Common    paid in    development
                      stock       stock       stock     stock    capital       stage        Total
                     (shares)      ($)      (shares)     ($)      ($)          ($)           ($)
- -----------------------------------------------------------------------------------------------------

Sale of 2,500,000
shares of
common stock              0      $    0    2,500,000   $  2,500    $ 22,500               $ 25,000

Net profit (loss)                                                              $  (516)       (516)
- ------------------------------------------------------------------------------------------------------
Balance
June 30, 2000            0      $    0    2,500,000   $  2,500    $ 22,500    $   (516)    $ 24,484








                      See notes to financial statements.

                          BRITANNIA CAPITAL CORPORATION
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM February 18, 2000 (INCEPTION) THROUGH JUNE 30, 2000

NOTE 1 - ORGANIZATION AND DESCRIPTION OF THE COMPANY

     Britannia Capital Corporation (the "Company"), was organized in Delaware on February 18,2000 and is authorized to issue 50,000,000 shares of common stock, $0.001 par value each and 5,000,000 shares of preferred stock, $0.001 par value each.

     The Company is a "blank check" company which plans to search for a suitable business to merge with or acquire. Operations since incorporation have consisted primarily of obtaining capital contributions by the initial investors and activities regarding the registration of the offering with the Securities and Exchange Commission.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a blank check company that is dependent upon the success of management to successfully complete a self underwriting and locate a potential business to acquire and may require additional capital to enter into any business combination. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company is dependent upon its ability to have positive cash flows from operations to sustain any business activity. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress in completing its self underwritten offering, finding a business to acquire, completing the process of acquiring the business and obtaining the needed investment capital and working capital to engage in profitable operations. The Company plans to engage in such financing efforts on a continuing basis.

     The financial statements presented consist of the balance sheet of the Company as at June 30, 2000 and the related statements of operations and cash flows and stockholders' equity for period from inception, February 18, 2000, to June 30, 2000.


Fiscal Year

     The fiscal year of the Company is the calendar year.

Deferred Offering Costs

     Deferred offering costs, incurred in anticipation of the Company filing a registration statement pursuant to Rule 419 under the Securities Act of 1933, as amended, are being deferred until the registration is complete. Upon the successful completion of the offering, deferred offering expenses will be charged to stockholders equity as a reduction of the proceeds received. If the offering is not successful, deferred offering costs will be charged to operations.

Organization Costs, Net

     Organization  costs are being charged to operations as incurred.

Income Taxes

     The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The tax provision shown on the accompanying statement of operations is zero since the deferred tax asset generated from the net operating loss is offset in its entirety by a valuation allowance. State minimum taxes will be expensed as incurred.

Cash and Cash Equivalents

     Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase.

Fair Value of Financial Instruments

     Cash, accounts payable and other current liabilities are recorded in the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant Concentration of Credit Risk

     At June 30, 2000, the Company has a concentration of its credit risk by maintaining deposits in one bank. The maximum loss that could have resulted from this risk totaled $-0- which represents the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by the insurance.

NOTE 3 - STOCKHOLDERS' EQUITY

Common Stock

     For the period from inception, February 18, 2000, to March 29, 2000, the Company sold an aggregate of 2,500,000 shares of common stock to its president investor for an aggregate consideration of $25,000 or $0.01 per share.

Preferred Stock

     Up to 5,000,000 shares of preferred stock may be issued from time to time in one or more series. The Company's board of directors, without further stockholder approval, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any such series. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things adversely affect the voting power of the holders of other securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in control or management.

     The number of shares of  preferred  stock  outstanding  at June 30, 2000 is
- -0-.

NOTE 4 - RULE 419 REQUIREMENTS

     Rule 419 requires that offering proceeds be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities", respectively) governed by an agreement which contains certain terms and provisions specified by that rule. The Company may receive 10% of the escrowed funds for working capital. The remaining Deposited Funds and the Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement for an acquisition meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to its registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by Rule 419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements. The agreement must include, as a condition precedent to its consummation, a requirement that the number of investors who contributed at least 80% of the offering proceeds must elect to reconfirm their investments. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419.
After the Company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not reconfirm their investments will receive the return of a pro rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to all the investors on a pro rata basis.

NOTE 5 - INCOME (LOSS) PER SHARE OF COMMON STOCK

     Net Income (loss) per share of common stock outstanding, as shown on the statement of operations, is based on the number of shares outstanding at each balance sheet date. Weighted average shares outstanding was not computed since it would not be meaningful in the circumstances, as all shares issued during the period from incorporation through June 30, 2000 were for initial capital. Therefore, the total shares outstanding at the end of each period was deemed to be the most relevant number of shares to use for purposes of this disclosure.

     For future periods, the Company will utilize the treasury stock method for computing earnings per share, and will compute a weighted average number of shares outstanding once additional shares of stock are issued to new stockholders. Under the treasury stock method, the dilutive effect of outstanding stock options and other convertible securities for determining primary earnings per share is computed using the average market price during the fiscal period, whereas the dilutive effect of outstanding stock options and convertible securities for determining fully diluted earnings per share is computed using the market price as of the end of the fiscal period, if greater than the average market price.

NOTE 6 - PROPOSED OFFERING


     The Company intends to prepare and file a registration statement with the Securities and Exchange Commission pursuant to Rule 419 (see Note 4). The offering, on a "best efforts all-or-none basis" will consist of 1,000,000 units at $.05 per unit or an aggregate offering price of $50,000. Each unit will consist of one share of common stock and four redeemable common stock purchase warrants. Each warrant is exercisable into one share of common stock for a period of two years from the effective date of a registration statement relating to the underlying shares of common stock, the "A" Warrant at $.50, the "B" Warrant at $1.00, the "C" Warrant at $3.00 and the "D" Warrant at $4.00. The warrants are redeemable at any time, upon thirty day's written notice, in the event the average closing price of the common stock is at least $.50 greater than the exercise price of any given warrant for a period of twenty consecutive trading days ending within ten days prior to the notice of redemption.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     The Delaware General Corporation Law provides for the indemnification of the officers, directors and corporate employees and agents of Britannia Capital Corporation (the "Registrant") under certain circumstances as follows:


INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     Articles Ninth and Tenth of the Registrant's certificate of incorporate provide as follows:

                                     NINTH:

      The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.


                                     TENTH:

     The Corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Article XII of the Registrant's by-laws provides as follows:

 ARTICLE XII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

1. INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
     fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The
     termination  of  any  action,  suit  or  proceeding  by  judgment,   order,
     settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was lawful.

2. DERIVATIVE ACTION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

3. SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

4. AUTHORIZATION. Any indemnification under paragraph 1 and 2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph 1 and 2 above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (c) by the stockholders. Anyone making such a determination under this paragraph 4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

5. ADVANCES. Expenses incurred in defending civil or criminal actions, suits or proceedings shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

6. NONEXCLUSIVITY. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested director or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

7. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

8.   "CORPORATION"  DEFINED.  For  purpose  of this  action,  references  to the
     "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

 Item 25.  Expenses of Issuance and Distribution

      The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

         Escrow Fee                                          $     600.00
         Securities and Exchange Commission Registration Fee     2,260.00
         Legal Fees and Consulting Fees                         13,500.00
         Accounting Fees                                         5,000.00
         Printing and Engraving                                  1,000.00
         Blue Sky Qualification Fees and Expenses                1,000.00
         Transfer Agent Fee                                      1,000.00
         Miscellaneous                                             640.00
                                                                ---------
         TOTAL                                               $  25,000.00

 Item 26.  Recent Sales of Unregistered Securities

     The founding shareholders issued 2,500,000 shares of common stock in March, 2000, for cash consideration of $.01 per share for an aggregate investment of $25,000. The registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act. No securities have been issued for services. All investors were sophisticated.

     Neither the registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

     Each purchaser represented in writing that he/she/it acquired the securities for his/her/its own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

 EXHIBITS

 Item 27.

 3.1     Certificate of Incorporation*

 3.2     By-Laws*

 4.1     Specimen Certificate of Common Stock*

 4.2     Form of Warrant*

 4.3     Form of Warrant Agreement*

 4.4     Form of Escrow Agreement*

5.1      Opinion of Roger Fidler, Esq.**

5.2      Opinion of Sheila G.Corvino,  Esq.

 23.1    Accountant's Consent to Use Opinion**

23.2     Roger Fidler Esq., Consent to Use Opinion**

23.3     Sheila G. Corvino Esq., Consent to Use Opinion

* Previously submitted with filing of registration statement on Form SB-2 dated May 10, 2000

** Previously submitted with filing of amended registration statement on Form SB-2 dated July 21, 2000



Item 28.

 UNDERTAKINGS

     The Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement (the "Registration Statement"):

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this registration statement, including (but not limited to) the addition of an underwriter;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this first amendment to the registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada, on September 20, 2000.


                             BRITANNIA CAPITAL CORPORATION

                               By: /s/Shane Lowry
                                   ------------------------
                                   Shane Lowry, President


      In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.

 /s/Shane Lowry
 -------------------------------                      Dated: September 20, 2000
 Shane Lowry
 President, Treasurer, Director

 /s/Leah Balderson
 -------------------------------                      Dated: September 20, 2000
 Leah Balderson
 Secretary, Director